                                 AMENDED AND RESTATED
                         FMC INTELLECTUAL PROPERTY AGREEMENT

         This Amended and Restated Intellectual Property Agreement ("Agreement") is made as of October 6, 1997 ("Effective Date") by and between FMC Corporation, a Delaware corporation ("FMC"), and United Defense, L.P. ("UD"), a Delaware limited partnership.

         WHEREAS, the parties entered into the FMC Intellectual Property Agreement dated January 1, 1994 ("Closing Date") in connection with the formation of UD, and the parties now wish to further clarify their respective rights and obligations thereunder;

         WHEREAS, FMC transferred certain assets to UD, including certain intellectual and proprietary property and rights which were exclusively used or intended by FMC for exclusive use in the business of FMC's Defense Systems Group prior to the Closing Date;

         WHEREAS, as a condition of such transfer UD granted back to FMC the exclusive right and license, with the right to sublicense, under and to such assets in all fields other than the fields of business of UD;

         WHEREAS, FMC is the owner of the letters patent, utility models, inventor's certificates and registered copyrights and applications therefor listed in Schedule B appended hereto, the claimed or protected subject matters of which were made, used, sold or practiced or intended by FMC for manufacture, use, sale and practice, but not exclusively, in the business of FMC's Defense Systems Group prior to the Closing Date;

         WHEREAS, FMC possesses, owns and/or has rights in trade secrets, know-how, information, unregistered copyrights and mask works and materials used or intended by FMC for use, but not exclusively, in the business of FMC's Defense Systems Group prior to the Closing Date;

         WHEREAS, FMC owns the registered and unregistered trademarks, trade names and service marks and applications for registration listed in Schedule B appended hereto, which marks and names were used, but not exclusively, in the business of FMC's Defense System Group prior to the Closing Date;

         WHEREAS, FMC transferred to UD on October 6, 1997 certain of the assets of its Corporate Technology Center, and UD desires to use certain intellectual property assets that were used by the Corporate Technology Center prior to such date;

         WHEREAS, FMC is the owner of the letters patent, utility models, inventor's certificates and registered copyrights and applications therefor listed in Schedule C appended hereto, the claimed or protected subjects matter of which were made, used, sold or practiced or intended by FMC for manufacture, use, sale and practice by the Corporate Technology Center on or prior to the Effective Date;

         WHEREAS, FMC possesses, owns and/or has rights in trade secrets, know-how, information, unregistered copyrights and mask works and materials used or intended by FMC for use by the Corporate Technology Center on or prior to the Effective Date; and

         WHEREAS, UD desires to acquire a license under and to the FMC Licensed Intellectual Property (as defined herein) and the CTC Licensed Intellectual Property (as defined herein) subject to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants, and subject to the terms and conditions contained herein, the parties hereby agree as follows.


                                      ARTICLE I
                                     DEFINITIONS

         As used herein unless the context otherwise requires:

    1.1 "FMC Statutory Rights" means (i) letters patent, utility models, inventor's certificates, registered copyrights and registered mask works; (ii) applications for any of the foregoing and rights which may issue on such application; and (iii) any reissues, continuations, continuations-in-part, extensions, divisions, re-examinations and renewals of the foregoing, in which FMC owned all or a part of the right, title and interest on the Closing Date.

    1.2 "FMC Data Rights" means unregistered copyrights and mask work rights and trade secrets and confidential information and knowledge possessed by FMC on the Closing Date, including, but not limited to, ideas, inventions, blueprints, know-how, formulae, manufacturing and production processes and techniques, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, financial and accounting data, business and marketing plans and customer and supplier lists.

    1.3 "FMC Marks" means the registered and unregistered trademarks, trade names, service marks, trade dress, logos and applications for registration thereof, all right, title and interest in which were owned by FMC on the Closing Date.

    1.4 "FMC Transferred IP Rights" means FMC Statutory Rights, FMC Marks and FMC Data Rights exclusively used or intended for exclusive use in the business of FMC's Defense Systems Group on or prior to the Closing Date including, without limitation, the FMC Statutory Rights and FMC Marks listed in Schedule A hereto.

    1.5 "FMC Licensed Intellectual Property" means FMC Statutory Rights, FMC Marks and FMC Data Rights used or intended for use, but not exclusively, in the business of FMC's Defense Systems Group on or prior to the Closing Date including, without limitation, the FMC Statutory Rights and FMC Marks listed in Schedule B hereto but excluding any CTC Licensed Intellectual Property.

    1.6 "CTC" means the Corporate Technology Center that had been operated as a part of FMC until October 6, 1997.

    1.7 "CTC Business" means the business of conducting modeling, simulations and testing and such other business activities as are conducted by CTC as of the Effective Date, except for such activities conducted by the CTC employees located in Princeton, New Jersey.

    1.8 "CTC Statutory Rights" means (i) letters patent, utility models, inventor's certificates, registered copyrights and registered mask works; (ii) applications for any of the foregoing and rights which may issue on such application; and (iii) any reissues, continuations, continuations-in-part, extensions, divisions, re-examinations and renewals of the foregoing, in which FMC acquired ownership of all or a part of the right, title and interest, and which were used by CTC, on or prior to the Effective Date.

    1.9 "CTC Data Rights" means unregistered copyrights and mask work rights and trade secrets and confidential information and knowledge possessed by CTC on the Effective Date, including, but not limited to, ideas, inventions, blueprints, know-how, formulae, manufacturing and production processes and techniques, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, financial and accounting data, business and marketing plans and customer and supplier lists.

    1.10 "CTC Licensed Intellectual Property" means CTC Statutory Rights and CTC Data Rights, including, without limitation, the CTC Statutory Rights listed in Schedule C.

    1.11 "The Field" means the development, manufacture, retrofit, installation, overhaul, repair, engineering, design, service, sale and marketing of (i) any military vehicle system or weapon system or station or component thereof and (ii) forgings, castings and fabrications for commercial customers.

    1.12 "FMC Defense Business" means the entire business and operations of the Defense Systems Group, as conducted as of the Closing Date.

    1.13 "Permitted Activities" shall mean the development, manufacture, retrofit, installation, repair, overhaul, engineer, design, service, sale and marketing of any component part or subsystem of military vehicle systems which are substantially the same as classes of products or services that primarily are commercially sold by FMC for non-military uses.


                                      ARTICLE II
                                        GRANTS

    2.1  FMC grants to UD:

         (a) an exclusive, irrevocable, worldwide, royalty-free right and license, with the right to sublicense, under and to FMC Licensed Intellectual Property and CTC Licensed Intellectual Property in The Field other than any Permitted Activity; for the Permitted Activity UD shall have a sole, irrevocable worldwide, royalty-free right and license, with the right to sublicense;

         (b) a sole, irrevocable, worldwide, royalty-free right and license, with the right to sublicense, under and to the CTC Licensed Intellectual Property for use in the CTC Business, except that UD shall not use the CTC Licensed Intellectual Property in the provision of services to any third party that competes with FMC to the extent such services relate to the product lines listed in Schedule D and provided further that such limitation on the use of the CTC Licensed Intellectual Property shall terminate three years from the Effective Date; and

         (c) in order for UD to provide services to FMC, a non-exclusive, irrevocable, worldwide, royalty-free right and license, without the right to sublicense, under and to the CTC Licensed Intellectual Property.

    2.2  UD grants to FMC:

         (a) an exclusive, irrevocable, worldwide, royalty-free right and license, with the right to sublicense, under and to the FMC Transferred IP Rights in all fields other than The Field; and

         (b) a non-exclusive, irrevocable, worldwide, royalty-free right and license, without the right to sublicense, under and to the FMC Transferred IP Rights for use in any Permitted Activity.

         2.3 No right or license is granted hereby by implication or otherwise under any patent, utility model, inventors certificate, copyright, trade secret, mask work or trademark except as specifically provided herein.

                                     ARTICLE III
                                     COOPERATION

    3.1 UD agrees, at FMC's request on reasonable notice, to disclose and make available to FMC, FMC Data Rights constituting a part of FMC Transferred IP Rights to the full extent required by FMC to use the same and to replicate products, processes and the like in which the same are embodied or used.

    3.2 FMC agrees, at UD's request on reasonable notice, to disclose and make available to UD FMC Data Rights constituting a part of FMC Licensed Intellectual Property and CTC Data Rights constituting a part of CTC Licensed Intellectual Property to the full extent required by UD to use the same and to replicate products, processes and the like in which the same are embodied or used.

    3.3  UD and FMC each agree, in performance of Section 3.1 and 3.2, to:

         (a) make copies of drawings, blue prints, manuals, internal documentation, and the like available as and to the extent requested and at the other party's expense;

         (b) provide access to files containing information responsive to Sections 3.1 and 3.2; and

         (c) make qualified personnel available to assist the other at the reasonable request and at the expense of the other.

    3.4 The provisions of this Article III shall terminate upon the twelfth anniversary of the Closing Date.

    3.5 Should either party decide not to pay any or all of the required maintenance fees on any of the intellectual property licensed hereunder, it shall immediately notify the other party of its decision, and that party shall have the right (but not the obligation) to pay such maintenance fees.

                                      ARTICLE IV
                          PRESERVATION/ENFORCEMENT OF RIGHTS

    4.1 UD acknowledges and agrees that FMC Licensed Intellectual Property and CTC Licensed Intellectual Property include trade secrets and confidential information of FMC and agrees not to disclose to any third party (except pursuant hereto and notwithstanding termination hereof) FMC Data Rights or CTC Data Rights except to the extent the same and its manner of utilization and combination can be shown to be generally known in the relevant trade(s), to have been in UD's possession prior to receipt from FMC, to have been received from a third party not obligated to FMC with respect thereto or to have been independently developed for UD by its employees who did not have access to FMC Data Rights or to CTC Data Rights. Any permitted disclosure to a third party shall be made pursuant to a written agreement containing restrictions on disclosure no less restrictive than those contained herein.

    4.2 FMC and UD acknowledge and agree that FMC Transferred IP Rights include trade secrets and confidential information and each agree not to disclose to any third party FMC Transferred IP Rights except to the extent the same and its manner of utilization and combination can be shown to be generally known in the relevant trade(s), to have been in the recipient's possession prior to receipt from the other party, to have been received from a third party not obligated to the other party with respect thereto or to have been independently developed by employees of the receiving party who did not have access to the FMC Transferred IP Rights.

    4.3 Each party agrees to use FMC Marks owned by the other only as an adjective and never in juxtaposition to a mark of any other person or entity. Each party agrees to identify the other as the owner of such FMC Marks owned by the other and to indicate their registration, as appropriate, at least once in or on each document or thing where such FMC Mark owned by the other is used and otherwise to fully comply with those steps and practices necessary to preserve the other party's title and rights in the Marks.

    4.4 Each party agrees, in its manufacture of articles and products on or with respect to which an FMC Mark owned by the other is used, to conform to the standards of quality established by FMC during its operations of the FMC Defense Business and such other quality standards as may hereafter reasonably be established by the party owning such FMC Mark. Each party shall, upon reasonable notice, be entitled to inspect the facilities of the other party to ensure that said quality standards are being maintained.

    4.5 Each party shall notify the other of any infringement, misappropriation, conversion, unauthorized use or the like by a third party of any FMC Transferred IP Rights, FMC Licensed Intellectual Property or CTC Licensed Intellectual Property transferred or licensed exclusively pursuant hereto which becomes known to it. The parties agree to consult as to the appropriate action to be taken and, if the parties fail to reach a timely agreement under the particular circumstances, UD shall have the right to take such action(s) as it deems appropriate to obtain redress with respect to such third party activity in The Field or the CTC Business and FMC shall have the right to take such action(s) as it deems appropriate to obtain redress with respect to such third party activity in fields other than The Field or the CTC Business. Any action taken by FMC or UD singularly pursuant to this Section, shall be at the expense and for the benefit (including any award of damages or compensation) of the party which takes action. The parties agree to cooperate in the conduct of any action(s) brought or taken pursuant to this Section.


                                      ARTICLE V
                                     COMPENSATION

         Each party agrees to compensate the other for copies of drawings, documents and things made available pursuant to Section 3.3(a) and personnel made available pursuant to Section 3.3(c) in accordance with the standard practice of such party.


                                      ARTICLE VI
                                     TERMINATION

    6.1 As to each FMC Statutory Right and CTC Statutory Right licensed hereunder, all grants, obligations and provisions herein relating thereto shall continue in full force and effect, unless sooner terminated as herein provided, until its expiration date or until a final decree of invalidity thereof from which no appeal can be or is taken.

    6.2  FMC may terminate the right and license granted to UD pursuant to
Section 2.1 hereof with respect to FMC Marks constituting FMC Licensed Intellectual Property upon written notice to UD if UD remains in default of, or fails to correct a failure to comply with, Section 4.3 hereof for a period of sixty (60) days after written notice of such default or failure is given by FMC to UD.

    6.3  UD may terminate the right and license granted to FMC pursuant to
Section 2.2 hereof with respect to FMC Marks constituting FMC Transferred IP Rights upon written notice to

FMC if FMC remains in default of, or fails to correct a failure to comply with,
Section 4.3 hereof for a period of sixty (60) days after written notice of such default or failure is given by UD to FMC.



                                     ARTICLE VII
                       INDEMNIFICATION; LIMITATION OF LIABILITY

    7.1 Each party shall defend, indemnify and hold the other party and its subsidiaries and affiliates, and its and their officers, directors, shareholders, employees and agents harmless and shall pay all losses, damages, fees, expenses or costs (including reasonable attorneys' fees) incurred by the indemnified party based upon any claim or action: (a) arising from any act or omission of the indemnifying party, or its shareholders, officers, directors, employees or agents constituting gross negligence or willful misconduct related to this Agreement; or (b) arising from the misuse, disclosure or misappropriation by any third party of any confidential information of the indemnified party obtained from the indemnifying party by such third party in violation of this Agreement.

    7.2 EXCEPT AS SET FORTH IN THE PURCHASE AGREEMENT DATED AUGUST 25, 1997 BY AND AMONG FMC, HARSCO CORPORATION, HARSCO UDLP CORPORATION AND IRON HORSE ACQUISITION CORP., FMC MAKES NO WARRANTY, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH HEREIN, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

    7.3 The dispute resolution procedures set forth in Article 29 of the Purchase Agreement dated August 25, 1997 by and among FMC, Harsco Corporation, Harsco UDLP Corporation and Iron Horse Acquisition Corp., shall apply to any dispute between the parties regarding this Agreement.


                                     ARTICLE VIII
                                    MISCELLANEOUS

    8.1 FMC may assign this Agreement and any rights hereunder in whole or in part by way of sale of assets, merger or consolidation, without the prior written consent of UD. UD may, without the prior written consent of FMC, assign this Agreement (i) to any purchaser of all or substantially all of its assets,
(ii) in part with respect to the intellectual property used in connection with the business of any business unit, whether by way of sale of assets, merger or consolidation, of UD, to any purchaser of all or substantially all of the assets of such business unit of UD, or (iii) as collateral to any financing source of UD or its affiliates. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

    8.2 The disclosure and obligation to disclose classified information, as provided in Part 125.3 of the United States Code of Federal Regulations, Title 22, shall be subject to and in accordance with the requirements of the U.S. Department of Defense Industrial Security Manual. The parties hereby agree to be bound by and to comply with the requirements of said Security Manual in its treatment and use of classified information disclosed by other pursuant hereto. If required by the U.S. Office of Munitions Control, each agrees to execute a U.S. nontransfer and use certificate. The obligation to disclose information which is unclassified shall be subject to the requirements of Part 125.2 of the U.S. International Traffic in Arms Regulations.

    8.3 This Agreement is subject to all United States laws and regulations relating to exports, and to all administrative acts of the U.S. Government pursuant to such laws and regulations.

    8.4 Sections 4.1, 4.2, 7.1 and 7.2 shall survive termination of this Agreement for any reason.

    8.5 This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person or entity, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

    8.6 This Agreement may be amended, or any provision of this Agreement may be waived; PROVIDED, HOWEVER, that any such amendment or waiver shall be binding upon a party only if set forth in a writing executed by such party and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

    8.7 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

IF TO UD,

              United Defense, L.P.
              1525 Wilson Blvd.
              Arlington, Virginia  22209
              Attention: Thomas W. Rabaut

              WITH A COPY TO:

              Latham & Watkins
              1001 Pennsylvania Avenue N.W. Suite 1300
              Washington, D.C. 20004
              Attention:  Bruce E. Rosenblum

IF TO FMC,

              FMC Corporation
              200 East Randolph Drive
              Chicago, Illinois  60601
              Telecopy No.:  (312) 861-6012
              Attention:  J. Paul McGrath

              WITH A COPY TO:

              Kirkland & Ellis
              200 East Randolph Drive
              Chicago, Illinois  60601
              Telecopy No.:  (312) 861-2200
              Attention:  Glen E. Hess, P.C.

    8.8 The headings and captions contained in this Agreement or any exhibit or schedule hereto are for reference purposes only and shall not affect in any
way the meaning or interpretation of this Agreement.   The use of the word
"including" herein shall mean "including without limitation."

    8.9 Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, each of the parties confirms that each of them and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

    8.10 This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

    8.11 This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

    8.12 The parties acknowledge that each of them has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

    8.13 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

    8.14 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

    8.15 This Agreement shall not be interpreted in any manner as to supersede, modify or alter the agreement between the parties dated August 20, 1997 relating to the "electric drive technology," which agreement shall remain valid and enforceable pursuant to its terms.

                              *     *     *     *     *

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

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


FMC CORPORATION                       UNITED DEFENSE, L.P.


BY:  /s/ Charlotte Mitchell Smith     BY:  /s/ UDLP Holdings Corp.
     ----------------------------          -----------------------


NAME: Assistant Secretary             ITS: General Partner

                                       BY:  /s/ Allan M. Holt
                                            ----------------------
                                       ITS: President


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